Exhibit 99.5

PBF LOGISTICS LP

PBF LOGISTICS FINANCE CORPORATION

NOTICE OF GUARANTEED DELIVERY

OFFER TO EXCHANGE

UP TO $330,090,000 OF 6.875% SENIOR NOTES DUE 2023 WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR UP TO $330,090,000 OF 6.875% SENIOR NOTES DUE 2023 WHICH HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

This form, or one substantially equivalent hereto, must be used to accept the Exchange Offer made by PBF Logistics LP, a Delaware limited partnership, and PBF Logistics Finance Corporation, a Delaware corporation (together, the “Issuers”), pursuant to the Prospectus, dated                     , 2015 (the “Prospectus”), and the enclosed Letter of Transmittal for Holders of Global Notes and the Letter of Transmittal for Holders of Definitive Notes (as applicable, the “Letter of Transmittal”), if the certificates for the old notes are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Exchange Agent prior to 12:00 a.m. midnight, New York City time, on the Expiration Date (as defined below) of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to Deutsche Bank Trust Company Americas (the “Exchange Agent”) as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender the old notes pursuant to the Exchange Offer, a completed Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent prior to 12:00 a.m. midnight, New York City time, on the Expiration Date of the Exchange Offer. Capitalized terms not defined herein have the meanings ascribed to them in the Letter of Transmittal.

PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 12:00 A.M. MIDNIGHT, NEW YORK CITY TIME, ON                     , 2015 (THE “EXPIRATION DATE”), UNLESS THE ISSUERS EXTEND THE EXCHANGE OFFER.

The Exchange Agent is:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By Registered or Certified Mail:	By Facsimile:	By Overnight Courier or Hand Delivery:

Deutsche Bank Trust Company Americas c/o DB Services Americas, Inc. 5022 Gate Parkway, Suite 200 Jacksonville, Florida 32256 Attn: Reorg Dept	(615) 866-3889	Deutsche Bank Trust Company Americas c/o DB Services Americas, Inc. 5022 Gate Parkway, Suite 200 Jacksonville, Florida 32256 Attn: Reorg Dept

To Confirm by Telephone: (877) 843-9767

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Letter of Transmittal), such signature guarantee must appear in the applicable space provided in the Letter of Transmittal for Signature Guarantee.

Ladies and Gentlemen:

Upon the terms and subject to the conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Issuers the principal amount of old notes indicated below, pursuant to the guaranteed delivery procedures described in the Prospectus under the caption “Exchange Offer—Guaranteed Delivery Procedures.”

Certificate Number(s) (if known) of Old Notes or Account Number at Book-Entry Transfer Facility	Aggregate Principal Amount Represented by Old Notes	Aggregate Principal Amount of Outstanding Old Notes Being Tendered

PLEASE COMPLETE AND SIGN

(Signature(s) of Record Holder(s))

(Please Type or Print Name(s) of Record Holder(s))

Dated: , 2015

Address:
(Including Zip Code)

(Daytime Area Code and Telephone No.)

☐ Check this Box if the old notes will be delivered by book-entry transfer to The Depository Trust Company.

Account Number:

THE ACCOMPANYING GUARANTEE MUST BE COMPLETED.

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another “eligible guarantor institution” within the meaning of Rule 17A(d)-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby (a) represents that the above person(s) “own(s)” the old notes tendered hereby within the meaning of Rule 14e-4(b)(2) under the Exchange Act, (b) represents that the tender of those old notes complies with Rule 14e-4 under the Exchange Act, and (c) guarantees to deliver to the Exchange Agent, at its address set forth in the Notice of Guaranteed Delivery, the certificates representing all tendered old notes, in proper form for transfer, or a book-entry confirmation (a confirmation of a book-entry transfer of the old notes into the Exchange Agent’s account at The Depository Trust Company), together with a properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three (3) New York Stock Exchange trading days after the Expiration Date.

Name of Firm:
(Authorized Signature)

Address:
(Zip Code)

Area Code and Tel. No.:

Name:
(Please Type or Print)

Title:

Dated: , 2015
NOTE:	DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OLD NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1.	Delivery of this Notice of Guaranteed Delivery.

A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth on the cover page hereof prior to the Expiration Date of the Exchange Offer. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the holders and the delivery will be deemed made only when actually received by the Exchange Agent. Instead of delivery by mail, it is recommended that the holders use an overnight or hand delivery service, properly insured. If such delivery is by mail, it is recommended that the holders use properly insured, registered mail with return receipt requested. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see “Exchange Offer—Guaranteed Delivery Procedures” in the Prospectus. No Notice of Guaranteed Delivery should be sent to the Issuers.

2.	Signatures on this Notice of Guaranteed Delivery.

If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the old notes referred to herein, the signatures must correspond with the name(s) written on the face of the old notes without alteration, addition, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any old notes listed, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appear(s) on the old notes without alteration, addition, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by the Issuers, evidence satisfactory to the Issuers of their authority so to act must be submitted with this Notice of Guaranteed Delivery.

3.	Questions and Requests for Assistance or Additional Copies.

Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address set forth on the cover hereof. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.